GOLDSTEIN GOLUB KESSLER LLP
Certified Public Accountants and Consultants

May 4, 2007

Office of the Chief Accountant,
Division of Corporation Finance
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

**Re: Optigenex Inc.**
**Commission File No: 000-51248**

Ladies and Gentlemen:

We have read the statements made by Optigenex Inc. in Item 4 of the accompanying Form 8-K, which is being filed with the U.S. Securities and Exchange Commission on May 7, 2007. We agree with the statements therein concerning our firm.

Very truly yours,

Goldstein Golub Kessler LLP

**GOLDSTEIN GOLUB KESSLER LLP**

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